EXHIBIT (c)(21)




                      SETTLEMENT AND TERMINATION AGREEMENT

         Settlement and Termination Agreement ("Agreement") dated ____________, 1997 among Homeowners Group, Inc., a Delaware corporation (the "Company"), The Cross Country Group, Inc., a Nevada corporation ("Cross Country"), and Carl Buccellato ("Buccellato").

                                    RECITALS

         A. The Company and Buccellato entered into an Employment Agreement dated as of December 22, 1995 (the "Employment Agreement").

         B. Cross Country, CHGI Acquisition Corporation, CC Acquisition Corporation and the Company are parties to an Agreement and Plan of Merger dated as of May 14, 1996, as amended (the "Merger Agreement") which contemplates, among other things, the acquisition by Cross Country of all of the outstanding common stock, $.01 par value ("Common Stock"), of the Company pursuant to a tender offer (the "Tender Offer").

         C. Sections 6.3 and 6.4 of the Merger Agreement provide that certain payments will be made to Buccellato at and after the closing of the Merger.

         D. The Company,  Cross Country and Buccellato  entered a Settlement and
Termination   Agreement  dated  November  13,  1996  (the  "November  Settlement
Agreement").

         E. The parties desire to terminate the Employment Agreement, the agreements among the parties contained in Sections 6.3 and 6.4 of the Merger Agreement relating to Buccellato and the November Settlement Agreement on the terms and conditions contained in this Agreement.


                                    AGREEMENT

         1. Termination of Employment Agreement, Portions of Merger Agreement and November Settlement Agreement. The Employment Agreement, the agreements among the parties contained in Sections 6.3 and 6.4 of the Merger Agreement relating to Buccellato and the November Settlement Agreement are terminated effective as of the date of this Agreement.

         2. Payments to Buccellato. (a) Simultaneously with the execution of this Agreement, the Company is paying to Buccellato $600,000 (the "Settlement Amount") by cashier's or certified check, receipt of which Buccellato acknowledges.

                  (b) Until the second anniversary of this Agreement (the "Second Anniversary"), the Company agrees to pay the annual premiums (and all increases in the annual premiums) for all insurance policies maintained by the Company on behalf of Buccellato that were in force as of September 30, 1996 including, but not limited to, life, medical, dental, group term, accidental death and dismemberment, and long term disability insurance, and medical executive reimbursement (collectively, the "Benefits"). The Company's obligation to provide the Benefits to Buccellato shall not exceed $30,000 for each 12-month period between the date of the payment of the Settlement Amount and the Second Anniversary. The parties agree that (i) Buccellato will continue to be reimbursed until the Second Anniversary for the $2,000,000 term life insurance policy currently in force on his life, subject to the $30,000 maximum, (ii) Buccellato's rights under COBRA are fully preserved, and (iii) he may exercise all rights available to him under COBRA after the Second Anniversary.

                  (c) Within five days after the payment of the Settlement Amount, the Company agrees to transfer to Buccellato title to the automobile currently provided to Buccellato pursuant to Section 5.3 of the Employment Agreement upon payment by Buccellato of a purchase price equal to the book value of such automobile on the Company's books as of the date of payment of the Settlement Amount. Such vehicle shall be transferred "as is" without any representations except as to title.

         3. Resignation. Simultaneously with the execution of this Agreement, Buccellato is resigning (a) as an officer and director of the Company and (b) from all positions in the affiliates and subsidiaries of the Company held by Buccellato. The form of resignation is Exhibit A to this Agreement. Buccellato agrees that the resignation will not contain any statement to the effect that his resignation is based on a disagreement with the Company on matters relating to the Company's operations, policies or practices.

         4. Releases. Simultaneously with the execution of this Agreement, (a) Buccellato is giving to the Company a Release in the form of Exhibit B to this Agreement; (b) Buccellato is giving to Cross Country a Release in the form of Exhibit C to this Agreement; (c) the Company is giving to Buccellato a Release in the form of Exhibit D to this Agreement; and (d) Cross Country is giving to Buccellato a Release in the form of Exhibit E to this Agreement. Buccellato, in his capacity as a stockholder of the Company, agrees that he will not participate as a plaintiff in any action at law or in equity against the Company, Cross Country or any of the subsidiaries, affiliates, stockholders, officers, directors or employees of either of them, arising out of or related to any actions or inactions of such parties with respect to the transactions contemplated by the Merger Agreement, as amended.

         5. Cooperation. Buccellato agrees to cooperate and to assist the Company and Cross Country in all litigation matters which may be brought by or against the Company or Cross Country, or both, as to which Buccellato has knowledge or involvement.

         6. Visby Affidavit. Buccellato has provided to the Company and Cross Country a signed and notarized affidavit relating to contracts between the Company and Visby Marketing Group, Inc. The affidavit shall be treated as a privileged communication to counsel and as work product prepared in connection with litigation.


                                        2





         7. Indemnification and Advancement of Expenses. The Company agrees that Buccellato shall continue to receive all indemnification, advancement of expenses, and all Directors' and Officers' Insurance benefits available to him as of the date of this Agreement on the same terms and for the same duration as provided to other present directors and officers of the Company.

         8. Nondisparagement. Buccellato agrees not to disparage the Company or Cross Country in any way, and Cross Country and the Company each agree not to disparage Buccellato in any way or to comment adversely on his employment by the Company or his termination of employment by the Company, subject in each case to the respective parties' obligations to respond truthfully with respect to litigation or governmental proceedings or inquiries.

         9. Review of Files. Buccellato has reviewed all files in his possession or control relating to the business of the Company, and a representative of Cross Country was present and observed such review. Based on this review of files (and any other information of which he is aware), Buccellato prepared a memorandum to the Company and Cross Country with regard to liabilities or contingent liabilities of which he is aware.

         10. Confidentiality. (a) Buccellato acknowledges that as a result of his employment by the Company, he is informed of valuable and confidential information of the Company including, but not limited to, trade secrets, technical information, personnel information, financial information, know-how, computer software, management plans and analyses, management agreements and procedures, special techniques and specialized procedures for operating and managing the business of the Company and its subsidiaries and affiliates, plans, specifications, marketing and sales information, the identity of customers and suppliers and all of the information contained or to be contained in the Visby affidavit delivered pursuant to paragraph 6 hereof (collectively, "Confidential Information"), and that this Confidential Information is the exclusive property of the Company to be held by Buccellato in trust and solely for the Company's benefit. Accordingly, Buccellato shall not at any time reveal, report, publish, transfer or otherwise disclose to any person, corporation or other entity, or use for his own benefit any of the Confidential Information without the prior written consent of the Company, except to officers and employees of the Company, and other persons whom the Company agrees in writing are in a contractual or fiduciary relationship with the Company or who have a need for this information for purposes that are in the best interests of the Company. This provision does not prohibit Buccellato from disclosing information which legally is or becomes of general public knowledge from authorized sources other than Buccellato.

                  (b) If the Confidential Information known to Buccellato or in his possession is subpoenaed, subject to a demand for production, or any other form of legal process issued with respect to the Confidential Information by any judicial, regulatory, administrative, legislative or governmental authority, or any other person or entity, Buccellato agrees to notify the Company promptly that such subpoena, demand or other legal process has been received. Buccellato agrees to use his best efforts, consistent with the requirements of applicable law, to protect the Confidential Information from disclosure and to cooperate with the Company in seeking protection from disclosure of the Confidential Information. If Buccellato is required to disclose the Confidential


                                        3




Information, Buccellato agrees, at the Company's request and expense, to use his best efforts to obtain assurances that the Confidential Information will be maintained on a confidential basis and not be disclosed to a greater degree than legally required.

         11. Change in Control. Buccellato agrees that Cross Country and any entity in control of, controlled by or under common control with Cross Country may at any time from the date of this Agreement purchase Company Common Stock, in any amount without triggering a "Change in Control of the Company" as defined in (i) the Employment Agreement, (ii) the Company's Incentive Stock Option Plan, or (iii) the Company's Stock Option Plan.

         12. Tender Offer. Buccellato acknowledges that Cross Country has commenced a Tender Offer for the outstanding Common Stock of the Company. Buccellato has tendered all of his shares of Company Common Stock to Cross Country and accepted the price per share of Common Stock offered by Cross
Country in the Tender Offer. Mr. Buccellato has executed and delivered a Stockholder Agreement in the form of Exhibit F.

         13. Noncompetition and Nonsolicitation.

                  (a) Noncompetition. Buccellato agrees that for two years after the date of this Agreement, he shall not, directly or indirectly, engage, participate, or assist in any business organization by performing services in the United States to arrange or to provide errors and omissions coverage for realtors or home warranties (the "Proscribed Activities"), whether as owner, part-owner, stockholder, partner, director, officer, trustee, employee, consultant, agent, lender or in any other capacity, on his own behalf or on behalf of any corporation, partnership or other business organization. Buccellato may make passive investments in a competitive enterprise the shares of which are publicly traded, provided that Buccellato's holdings in such enterprise, together with the holdings of any of Buccellato's affiliates (as that term is defined in Rule 405 of the Rules under the Securities Exchange Act of 1934, as amended), do not exceed 3% of the outstanding shares of the stock of such enterprise.

                  (b) Nonsolicitation. Buccellato agrees that during the period ending two years after the date of this Agreement he shall not (i) directly or indirectly solicit any person (natural or otherwise) in the United States to purchase products or services competitive with the Proscribed Activities, (ii) directly or indirectly solicit any person (natural or otherwise) to purchase or sell products or services relating to the Proscribed Activities or (iii) directly or indirectly recruit or otherwise solicit or induce any person who is at the time (or was within one year prior to the time), an employee or consultant of the Company to terminate his employment with, or otherwise cease his relationship with the Company or accept unsolicited the services of such person.

         14. Restrictions Reasonable. The restrictions against competition and solicitation set forth above are considered by the parties to be reasonable for the purposes of protecting the business of the Company. If any restriction is found by a court of competent jurisdiction to be unenforceable because it extends for too long a period of time, over too broad a range of activities or in too large a geographic area, that restriction shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.


                                        4




         15. Remedies. The parties acknowledge that they would not have an adequate remedy at law for money damages if the covenants contained in Sections 8, 10 or 13 were not complied with in accordance with their terms. Because the breach or threatened breach of any of the covenants in Sections 8, 10 or 13 will result in immediate and irreparable injury to the parties, each party agrees that the others shall be entitled to an injunction restraining a violation or threatened violation of Sections 8, 10 or 13 to the fullest extent allowed by law. Nothing in this Agreement shall prohibit the parties from pursuing all other legal or equitable remedies that may be available for a breach or threatened breach, including the recovery of damages.

         16. Survival. The provisions of Sections 8, 10, 13 and 15 shall inure to the benefit of the parties and their respective successors and assigns. If Buccellato dies before the Second Anniversary, the benefits under the insurance policies provided for in Section 2(b) shall be paid as designated from time to time by Buccellato.

         17. Federal Income Tax Withholding. The Company may withhold from benefits payable under this Agreement, or arrange for the payment of, federal, state, local or other taxes only if required by law or governmental regulation or ruling.

         18. Further Assurances. Buccellato, Cross Country and the Company agree to execute, acknowledge, deliver and file, or cause to be executed, acknowledged, delivered and filed, all further instruments, agreements or documents as may be necessary to consummate the transactions provided for in this Agreement and to do all further acts necessary to carry out the purpose and intent of this Agreement.

         19. No Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with the waiver or estoppel. No written waiver shall be deemed a continuing waiver unless specifically stated therein, and each waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of the term or condition for the future or as to any act other than that specifically waived. The waiver by any party of any other party's breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach, and the failure of any party to exercise any right or remedy shall not operate or be construed as a waiver or bar to the exercise of such right or remedy upon the occurrence of any subsequent breach. No delay on the part of a party in exercising a right, power or privilege hereunder shall operate as a waiver thereof. No waiver on the part of a party of a right, power or privilege, or a single or partial exercise of a right, power or privilege, shall preclude further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of this Agreement are cumulative and are not exclusive of the rights or remedies that a party may otherwise have at law or in equity.

         20. Governing Law; Venue and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without reference to its conflicts of law principles. Venue and jurisdiction of all actions relating to the performance or interpretation of this Agreement may be brought only in the courts of the State of Florida located in Broward County or in the United States District Court for the Southern District of Florida. The parties consent to


                                        5





personal jurisdiction in the courts described in this Section for the purpose of all actions, and waive all objections to venue and the right to assert that a court chosen under this Section is improper based on the doctrine of forum non conveniens.

         21. Notices. Notices required or permitted to be given under this Agreement shall be in writing and effective upon delivery in person or by certified mail, return receipt requested, to the parties at the addresses below or to another address as either party shall direct by notice to the other party.


                           (a)      If to the Company:

                                    Homeowners Group, Inc.
                                    400 Sawgrass Corporate Parkway
                                    Sunrise, Florida 33325-6235
                                    Facsimile: 954-845-2260
                                    Attention: President


                           with a copy to:

                                    Paul Berkowitz, Esq.
                                    Greenberg Traurig Hoffman
                                       Lipoff Rosen & Quentel, P.A.
                                    1221 Brickell Avenue
                                    Miami, FL  33131-3216
                                    Facsimile:  305-579-0717


                           (b)      If to the Cross Country:

                                    Cross Country Group, Inc.
                                    4040 Mystic Valley Parkway
                                    Medford, Massachusetts  02133
                                    Facsimile:  617-395-6706
                                    Attention: President


                           with a copy to:

                                    Robert M. Rosen, Esq.
                                    Lane Altman & Owens LLP
                                    101 Federal Street
                                    Boston, Massachusetts  02110
                                    Facsimile:  617-345-0400


                                        6





                           (c)      If to Buccellato:

                                    Carl Buccellato
                                    507 Palm Drive
                                    Hallendale, FL  33009
                                    Facsimile:  954-455-9223


                           with a copy to:

                                    Thomas G. O'Brien III, Esq.
                                    Steel Hector & Davis LLP
                                    1900 Phillips Point West
                                    777 South Flagler Drive
                                    West Palm Beach, Florida 33401-6198
                                    Facsimile: 561-655-1509


         22. Assignment.

                  (a) This Agreement and all of Buccellato's rights, duties and obligations under this Agreement are personal in nature and shall not be assignable by Buccellato. A purported assignment shall not be valid or binding on the Company.

                  (b) This Agreement shall inure to the benefit of and be legally binding upon all successors and assigns of the Company. The Company will require a successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to Buccellato, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. For purposes of this Section 22, "Company" shall mean the Company as defined above and all successors to its business or assets that execute and deliver the agreement provided for in this
Section 22 or that otherwise become bound by the terms and provisions of this Agreement by operation of law. Nothing herein shall obligate Cross Country to make payments pursuant to Section 2 or otherwise.

         23. Attorneys' Fees. If litigation is brought concerning this Agreement, the prevailing party shall be entitled to receive from the non-prevailing party, and the non-prevailing party shall upon final judgment and the expiration of all appeals immediately pay upon demand all reasonable attorneys' fees and expenses of the prevailing party. Each of the Company and Buccellato agrees to pay its own and his own legal fees, disbursements and other expenses reasonably incurred in connection with the preparation and negotiation of this Agreement.

         24. Entire Agreement. This Agreement constitutes the entire understanding of the parties and supersedes all prior discussions, negotiations, agreements and understandings, whether oral or written, with respect to its subject matter. This Agreement may be modified only by a written instrument properly executed by Buccellato, the Company and Cross Country.


                                        7





         25. Severability. If any one or more of the provisions of this Agreement is held invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision which comes closest to the intent of the parties.


         26. Counterparts. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

         The parties have executed this Agreement effective as of the day and year first written above.


HOMEOWNERS GROUP, INC.


By:___________________________________            ______________________________
      Gregory Morris, Vice President              Carl Buccellato, Individually




CROSS COUNTRY GROUP, INC.


By:___________________________________
      Howard Wolk, Vice President




                                        8





                                    EXHIBIT A

                               FORM OF RESIGNATION



                                   RESIGNATION


         I hereby resign as a member of the Board of Directors and as an officer of Homeowners Group, Inc. (the "Company") and from all positions held by me in the affiliates and subsidiaries of the Company effective today.



Dated:             , 1997                         ___________________________
                                                  Carl Buccellato




                                        9





                                    EXHIBIT B

                                     RELEASE

         Carl Buccellato, and each of his heirs, personal representatives, successors and assigns (the "Releasor"), for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby releases and forever discharges Homeowners Group, Inc., and its (i) predecessors, (ii) subsidiaries, (iii) past and present stockholders, directors, affiliates, officers, and employees, (iv) trustees, (v) insurers, (vi) sureties, (vii) successors and (viii) assigns (collectively, the "Releasees") from any and all claims, obligations, actions, causes of action, claims at law or in equity, suits, debts, liens, encumbrances, contracts, agreements, promises, liabilities, demands, controversies, damages, losses, debts, dues, fees, costs or expenses of any nature whatsoever, whether fixed or contingent, which the Releasor may now have, may have had or may hereafter have against the Releasees by reason of any matter, cause, happening or thing occurring on or before the date of this Release whether known or unknown to the Releasor, including but not limited to, any matter, cause, happening or thing arising out of or related to Releasor's employment with and resignation from Homeowners Group, Inc. and its subsidiaries and affiliates. This Release does not affect the Releasor's rights to (a) file an Equal Employment Opportunity Commission ("EEOC") charge or participate in an investigation or proceeding conducted by the EEOC or (b) enforce the terms of the Settlement and Termination Agreement dated ______________, 1997 among Homeowners Group, Inc., The Cross Country Group, Inc. and the Releasor.

         The Releasor understands and agrees that this Release acquits, releases and forever discharges the Releasees of and from any and all claims, actions, causes or causes of action, suits, demands, damages, losses, obligations, debts, dues or other liabilities, whether arising at law or in equity, which the Releasor may have sustained, has now sustained or may hereafter sustain or which the Releasor may have had, may now have or may hereafter have because of the claims of any third parties, anticipated or unanticipated, arising out of or related to the Releasees' involvement, association or participation in any way with the Releasor.

         The Releasor understands that the acceptance of the aforesaid consideration, and the execution and delivery of this Release are not to be considered an admission of liability, but are in full settlement and compromise of all disputes between the Releasor and the Releasees and for which the Releasees have denied and still deny any wrongdoing.

         This Release shall be governed by and construed in accordance with the laws of the State of Florida without reference to its conflicts of law principles. Venue and jurisdiction of all actions relating to the performance or interpretation of this Release may be brought only in the courts of the State of Florida located in Broward County or in the United States District Court for the Southern District of Florida. The parties consent to personal jurisdiction in the courts described in this Paragraph for the purpose of all actions, and waive all objections to venue and the right to assert that a court chosen under this Paragraph is improper based on the doctrine of forum non conveniens.

         If litigation is brought concerning this Release,  the prevailing party
shall  be  entitled  to  receive  from  the   non-prevailing   party,   and  the
non-prevailing party shall upon final judgment and







expiration of all appeals immediately pay upon demand, all reasonable attorneys' fees and expenses of the prevailing party.

         If any one or more of the provisions of this Release is held invalid, illegal or unenforceable, the remaining provisions of this Release shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision which comes closest to the intent of the parties.


WITNESSES:

_____________________________                          _________________________
                                                       Carl Buccellato

_____________________________




                                 ACKNOWLEDGMENT

STATE OF FLORIDA

COUNTY OF BROWARD

         On this ____ day of _________, 1997, before me personally appeared Carl Buccellato who is personally known to me or produced a driver's license as identification, and he acknowledged before me that he executed the above Release as his free act and deed and that he did take an oath.



                                                       _________________________
                                                       Notary Public
                                                       State of Florida At Large
                                                       My Commission Expires:




                                        2




                                    EXHIBIT C

                                     RELEASE

         Carl Buccellato, and each of his heirs, personal representatives, successors and assigns (the "Releasor"), for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby releases and forever discharges The Cross Country Group, Inc., and its (i) predecessors, (ii) subsidiaries, (iii) past and present stockholders, directors, affiliates, officers, and employees, (iv) trustees, (v) insurers, (vi) sureties, (vii) successors and (viii) assigns (collectively, the "Releasees") from any and all claims, obligations, actions, causes of action, claims at law or in equity, suits, debts, liens, encumbrances, contracts, agreements, promises, liabilities, demands, controversies, damages, losses, debts, dues, fees, costs or expenses of any nature whatsoever, whether fixed or contingent, which the Releasor may now have, may have had or may hereafter have against the Releasees by reason of any matter, cause, happening or thing occurring on or before the date of this Release whether known or unknown to the Releasor, including but not limited to, any matter, cause, happening or thing arising out of or related to Releasor's employment with and resignation from Homeowners Group, Inc. and its subsidiaries and affiliates. This Release does not affect the Releasor's rights to (a) file an Equal Employment Opportunity Commission ("EEOC") charge or participate in an investigation or proceeding conducted by the EEOC or (b) enforce the terms of the Settlement and Termination Agreement dated ______________, 1997 among Homeowners Group, Inc., The Cross Country Group, Inc. and the Releasor.

         The Releasor understands and agrees that this Release acquits, releases and forever discharges the Releasees of and from any and all claims, actions, causes or causes of action, suits, demands, damages, losses, obligations, debts, dues or other liabilities, whether arising at law or in equity, which the Releasor may have sustained, has now sustained or may hereafter sustain or which the Releasor may have had, may now have or may hereafter have because of the claims of any third parties, anticipated or unanticipated, arising out of or related to the Releasees' involvement, association or participation in any way with the Releasor.

         The Releasor understands that the acceptance of the aforesaid consideration, and the execution and delivery of this Release are not to be considered an admission of liability, but are in full settlement and compromise of all disputes between the Releasor and the Releasees and for which the Releasees have denied and still deny any wrongdoing.

         This Release shall be governed by and construed in accordance with the laws of the State of Florida without reference to its conflicts of law principles. Venue and jurisdiction of all actions relating to the performance or interpretation of this Release may be brought only in the courts of the State of Florida located in Broward County or in the United States District Court for the Southern District of Florida. The parties consent to personal jurisdiction in the courts described in this Paragraph for the purpose of all actions, and waive all objections to venue and the right to assert that a court chosen under this Paragraph is improper based on the doctrine of forum non conveniens.








         If litigation is brought concerning this Release, the prevailing party shall be entitled to receive from the non-prevailing party, and the non-prevailing party shall upon final judgment and expiration of all appeals immediately pay upon demand, all reasonable attorneys' fees and expenses of the prevailing party.

         If any one or more of the provisions of this Release is held invalid, illegal or unenforceable, the remaining provisions of this Release shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision which comes closest to the intent of the parties.


WITNESSES:

_____________________________                          _________________________
                                                       Carl Buccellato

_____________________________





                                 ACKNOWLEDGMENT

STATE OF FLORIDA

COUNTY OF BROWARD

         On this ____ day of _________, 1997, before me personally appeared Carl Buccellato who is personally known to me or produced a driver's license as identification, and he acknowledged before me that he executed the above Release as his free act and deed and that he did take an oath.


                                                      _________________________
                                                      Notary Public
                                                      State of Florida At Large
                                                      My Commission Expires:







                                        2




                                    EXHIBIT D

                                     RELEASE

         Homeowners Group, Inc., and each of its predecessors, subsidiaries, affiliates, officers, employees, trustees, insurers, sureties, successors and assigns (collectively, the "Releasors"), for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby releases and forever discharges Carl Buccellato, and each of his heirs, personal representatives, successors and assigns, from any and all claims, obligations, actions, causes of action, claims at law or in equity, suits, debts, liens, encumbrances, contracts, agreements, promises, liabilities, demands, controversies, damages, losses, debts, dues, fees, costs or expenses of any nature whatsoever, whether fixed or contingent, which the Releasors may now have, may have had or may hereafter have against the Releasee by reason of any matter, cause, happening or thing occurring on or before the date of this Release and listed on Annex A hereto. This Release does not affect Releasors' right to enforce the terms of the Settlement and Termination Agreement dated _____________, 1997 among Homeowners Group, Inc., The Cross Country Group, Inc. and the Releasee.

         The Releasors understand that the acceptance of the aforesaid consideration, and the execution and delivery of this Release are not to be considered an admission of liability, but are in full settlement and compromise of all disputes between the Releasors and the Releasee and for which the Releasee has denied and still denies any wrongdoing.

         This Release shall be governed by and construed in accordance with the laws of the State of Florida without reference to its conflicts of law principles. Venue and jurisdiction of all actions relating to the performance or interpretation of this Release may be brought only in the courts of the State of Florida located in Broward County or in the United States District Court for the Southern District of Florida. The parties consent to personal jurisdiction in the courts described in this Paragraph for the purpose of all actions, and waive all objections to venue and the right to assert that a court chosen under this Paragraph is improper based on the doctrine of forum non conveniens.

         If litigation is brought concerning this Release, the prevailing party shall be entitled to receive from the non-prevailing party, and the non-prevailing party shall upon final judgment and expiration of all appeals immediately pay upon demand, all reasonable attorneys' fees and expenses of the prevailing party.

         If any one or more of the provisions of this Release is held invalid, illegal or unenforceable, the remaining provisions of this Release shall be unimpaired, and the invalid,







illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision which comes closest to the intent of the parties.

WITNESSES:                                     HOMEOWNERS GROUP, INC.


________________________
                                               By:______________________________
                                                  Gregory Morris, Vice President
________________________




                                 ACKNOWLEDGMENT

STATE OF FLORIDA

COUNTY OF BROWARD

         On this ____ day of __________, 1997, before me personally appeared Gregory Morris, as Vice President of Homeowners Group, Inc., who is personally known to me or produced a driver's license as identification, and he acknowledged before me that he executed the above Release on behalf of Homeowners Group, Inc. as his free act and deed and that he did take an oath.



                                                      __________________________
                                                      Notary Public
                                                      State of Florida At Large
                                                      My Commission Expires:




                                        2




                                    EXHIBIT E

                                     RELEASE

         The  Cross  Country  Group,   Inc.,  and  each  of  its   predecessors,
subsidiaries, affiliates, officers, employees, trustees, insurers, sureties, successors and assigns (collectively, the "Releasors"), for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby releases and forever discharges Carl Buccellato, and each of his heirs, personal representatives, successors and assigns, from any and all claims, obligations, actions, causes of action, claims at law or in equity, suits, debts, liens, encumbrances, contracts, agreements, promises, liabilities, demands, controversies, damages, losses, debts, dues, fees, costs or expenses of any nature whatsoever, whether fixed or contingent, which the Releasors may now have, may have had or may hereafter have against the Releasee by reason of any matter, cause, happening or thing occurring on or before the date of this Release and listed on Annex A hereto. This Release does not affect Releasors' right to enforce the terms of the Settlement and Termination Agreement dated _____________, 1997 among Homeowners Group, Inc., The Cross Country Group, Inc. and the Releasee.

         The Releasors understand that the acceptance of the aforesaid consideration, and the execution and delivery of this Release are not to be considered an admission of liability, but are in full settlement and compromise of all disputes between the Releasors and the Releasee and for which the Releasee has denied and still denies any wrongdoing.

         This Release shall be governed by and construed in accordance with the laws of the State of Florida without reference to its conflicts of law principles. Venue and jurisdiction of all actions relating to the performance or interpretation of this Release may be brought only in the courts of the State of Florida located in Broward County or in the United States District Court for the Southern District of Florida. The parties consent to personal jurisdiction in the courts described in this Paragraph for the purpose of all actions, and waive all objections to venue and the right to assert that a court chosen under this Paragraph is improper based on the doctrine of forum non conveniens.

         If litigation is brought concerning this Release, the prevailing party shall be entitled to receive from the non-prevailing party, and the non-prevailing party shall upon final judgment and expiration of all appeals immediately pay upon demand, all reasonable attorneys' fees and expenses of the prevailing party.

         If any one or more of the provisions of this Release is held invalid, illegal or unenforceable, the remaining provisions of this Release shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision which comes closest to the intent of the parties.




WITNESSES:                                       THE CROSS COUNTRY GROUP, INC.

________________________________

                                                 By: ___________________________
                                                     Howard Wolk, Vice President
________________________________





                                 ACKNOWLEDGMENT

STATE OF FLORIDA

COUNTY OF BROWARD

         On this ____ day of __________, 1997, before me personally appeared Sidney Wolk, as President of The Cross Country Group, Inc., who is personally known to me or produced a driver's license as identification, and he acknowledged before me that he executed the above Release on behalf of The Cross Country Group, Inc. as his free act and deed and that he did take an oath.



                                                          ______________________
                                                          Notary Public





                                        2



                                    EXHIBIT F

                              STOCKHOLDER AGREEMENT

                                 (See Attached.)




                                        3